                                                        EX-99.B(a)tgtartsup

                         ARTICLES SUPPLEMENTARY
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                         W&R TARGET FUNDS, INC.

     W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland
(hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

    FIRST: (a) The total number of shares of all series of stock of the
Corporation heretofore authorized is One Billion (1,000,000,000) shares of common stock, and as increased is Two Billion (2,000,000,000) shares of common stock.

     (b) The number of shares of stock of each series are as follows:

                                  Heretofore Authorized          As Increased
    Asset Strategy Portfolio          45,000,000 shares     90,000,000 shares
    Balanced Portfolio                45,000,000 shares     90,000,000 shares
    Bond Portfolio                    80,000,000 shares    160,000,000 shares
    Core Equity Portfolio            140,000,000 shares    250,000,000 shares
    Growth Portfolio                 190,000,000 shares    350,000,000 shares
    High Income Portfolio             70,000,000 shares    140,000,000 shares
    International Portfolio           50,000,000 shares    100,000,000 shares
    International II Portfolio                 0 shares     50,000,000 shares
    Limited-Term Bond Portfolio       15,000,000 shares     50,000,000 shares
    Micro Cap Growth Portfolio        15,000,000 shares     50,000,000 shares
    Money Market Portfolio           185,000,000 shares    350,000,000 shares
    Science and Technology Portfolio  35,000,000 shares     70,000,000 shares
    Small Cap Portfolio               80,000,000 shares    140,000,000 shares
    Small Company Value Portfolio     20,000,000 shares     50,000,000 shares
    Value Portfolio                   30,000,000 shares     60,000,000 shares

     (c) The par value of each of the shares of each series of the capital stock of the Corporation is $0.001, and the aggregate par value for each series of shares is:

                              Heretofore Authorized    As Increased
    Asset Strategy Portfolio             $45,000.00      $90,000.00
    Balanced Portfolio                   $45,000.00      $90,000.00
    Bond Portfolio                       $80,000.00     $160,000.00
    Core Equity Portfolio               $140,000.00     $250,000.00
    Growth Portfolio                    $190,000.00     $350,000.00
    High Income Portfolio                $70,000.00     $140,000.00
    International Portfolio              $50,000.00     $100,000.00
    International II Portfolio                $0.00      $50,000.00
    Limited-Term Bond Portfolio          $15,000.00      $50,000.00
    Micro Cap Growth Portfolio           $15,000.00      $50,000.00
    Money Market Portfolio              $185,000.00     $350,000.00
    Science and Technology Portfolio     $35,000.00      $70,000.00
    Small Cap Portfolio                  $80,000.00     $140,000.00
    Small Company Value Portfolio        $20,000.00      $50,000.00
    Value Portfolio                      $30,000.00      $60,000.00

    (d)  The aggregate par value of all of the shares of all series of stock of the Corporation heretofore authorized is One Million Dollars
($1,000,000.00), and as increased is Two Million Dollars ($2,000,000.00).

    (e)  The capital stock of the Corporation is divided into series and except as noted above, there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation.

    SECOND:  The total number of shares of stock that the Corporation has authority to issue has been increased by the Board of Directors of the
Corporation, at a meeting held on May 21, 2003, in accordance with Section
2-105 of Title 2 of the Maryland General Corporation Law.

    THIRD:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

    IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles Supplementary on behalf of the
Corporation this 22nd day of May, 2003.

                        W&R Target Funds, Inc.

                        /s/Kristen A. Richards
                        --------------------------------------------
                        Kristen A. Richards, Vice President

(Corporate Seal)

Attest: /s/Daniel C. Schulte
        ----------------------------------
        Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By: /s/Kristen A. Richards
                             -----------------------------------------
                             Kristen A. Richards, Vice President